EXHIBIT 16.1

July 12, 2013

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

We have read the statements of Prestige Capital Corporation pertaining to our firm included under Item 4.01 of Form 8-K dated July 12, 2013 and agree with such statements as they pertain to our firm.

Sincerely,

/s/ Sadler, Gibb & Associates, LLC